UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2009

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Costs Associated With Exit or Disposal Activities.

On February 4, 2009, STEC, Inc. (the “Company”) commenced a reduction of its workforce at its Santa Ana, California headquarters as part of the transition of certain of its operations to its new 210,000 square foot manufacturing facility in Penang, Malaysia. This reduction, which is primarily in its U.S. based workforce, will occur over several stages and is expected to be completed by the end of 2009. The workforce reduction will affect approximately 200 jobs, which represents approximately 25% of the Company’s current global workforce. Notwithstanding the reduction in force, the Company expects its global workforce to exit calendar year 2009 at approximately the same level at which it exited calendar year 2008, as operations at its Penang facility become mature.

In connection with this reduction in workforce, the Company currently expects to incur expenses of between $1.2 million to $1.7 million for severance and related costs. The Company currently expects to record these expenses in 2009, with a majority to be recorded in the first quarter of 2009. The Company expects substantially all of the expenses associated with the reduction of workforce to result in cash expenditures. Actual amounts and the exact timing of the workforce reductions could differ from these estimates.

This Current Report contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the Company’s workforce reduction; transition of certain operations to its new facility in Penang, Malaysia; the Company’s expectation to complete the workforce reduction by the end of 2009 and affecting approximately 200 jobs and representing approximately 25% of the Company’s current global workforce; expectation that its global workforce will exit calendar year 2009 at approximately the same level at which it exited calendar year 2008 as operations at its Penang facility become mature; estimated expenditures related to the workforce reduction; expectation of when such expenditures will be recorded in 2009; and expectation that substantially all of such expenditures are cash expenditures. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: the Company’s ability to successfully implement its workforce reduction; the impact of the workforce reduction on the Company’s business, including a potential adverse impact on revenues; unanticipated charges not currently contemplated that may occur as a result of the reduction in workforce; and the ability of the Company to attract and retain qualified personnel. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. The information contained in this Current Report is a statement of the Company’s present intention, belief or expectation. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: February 6, 2009	By:	/s/ Raymond Cook
Raymond Cook Chief Financial Officer